Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Superior Energy Services, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2010 annual report on Form 10-K of Superior Energy Services, Inc., incorporated by reference herein.
Our report refers to a change in the method of accounting for business combinations.
KPMG LLP
New Orleans, Louisiana
June 17, 2011